Exhibit 99.1

                             Joint Filer Information

Name: The Riverview Group, LLC

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Millennium Management, LLC

Issuer: StemCells, Inc.

Date of Event Requiring Statement: December 22, 2003

Signature:  THE RIVERVIEW GROUP, LLC


            By: /s/ Terry Feeney
                ------------------------------
                Name: Terry Feeney
                Title: Chief Executive Officer

                             Joint Filer Information

Name: Millennium Holding Group, L.P.

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Millennium Management, LLC

Issuer: StemCells, Inc.

Date of Event Requiring Statement: December 22. 2003

Signature: MILLENNIUM HOLDING GROUP, L.P.

           By: Millennium Management LLC
           as General Partner
           By: Israel A. Englander
           as Sole Managing Member


           By:  /s/ Israel A. Englander
                -----------------------
           Name: Israel A. Englander

                             Joint Filer Information

Name: Israel A. Englander.

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Millennium Management, LLC

Issuer: StemCells, Inc.

Date of Event Requiring Statement: December 22, 2003

Signature: ISRAEL A. ENGLANDER


           By: /s/ Israel A. Englander
               ---------------------------
               Israel A. Englander